Exhibit 4.1



               SECURITIES RESALE REGISTRATION RIGHTS AGREEMENT

                       DATED AS OF DECEMBER 22, 1995

                              BY AND AMONG

                            TRIBUNE COMPANY

                                  AND

                        SOFTKEY INTERNATIONAL INC.




               SECURITIES RESALE REGISTRATION RIGHTS AGREEMENT

                    This SECURITIES RESALE REGISTRATION RIGHTS
          AGREEMENT (this "Agreement") is made and entered into as of December 22, 1995 by and among SOFTKEY INTERNATIONAL INC., a Delaware corporation (the "Company"), and TRIBUNE COMPANY, a Delaware corporation (the "Purchaser"), which Purchaser (i) has agreed to purchase from the Company $150,000,000 principal amount of 51/2% Senior Convertible/ Exchangeable Notes due 2000 (the "Notes") pursuant to the Purchase Agreement (as defined below) and (ii) will acquire shares of Common Stock (as defined below) pursuant to the Merger Agreement (as defined below).

                    This Agreement is made pursuant to (i) the Securities Purchase Agreement dated as of November 30, 1995 (the "Purchase Agreement") by and among the Company and the Purchaser and (ii) the Agreement and Plan of Merger dated as of November 30, 1995 providing for two separate reverse subsidiary mergers of wholly owned subsidiaries of the Company with and into wholly owned subsidiaries of the Purchaser (the "Merger Agreement"). In order to induce the Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is provided for in the Purchase Agreement.

                    The parties hereby agree as follows:

          SECTION 1.  DEFINITIONS

                    As used in this Agreement, the following capitalized terms shall have the following meanings:

                    Act:  Securities Act of 1933, as amended.

                    Agreement:  As defined in the preamble hereto.

                    Broker-Dealer: Any broker or dealer registered under the Exchange Act (as hereinafter defined).

                    Certificate of Designation: The Certificate of Designation for the Preferred Shares.

                    Closing Date: The earliest to occur of (a) the closing of the transactions contemplated by the Merger
          Agreement and (b) the purchase and sale of the Notes to the Purchaser.

                    Commission:  Securities and Exchange Commission.

                    Common Stock: Common Stock of the Company, par value $.01 per share.

                    Company:  As defined in the preamble hereto.

                    Effectiveness Target Date:  As defined in
          Section 3 hereof.

                    Exchange Act: Securities Exchange Act of 1934, as amended.

                    Exempt Resales: Any transaction exempt from the registration requirements of the Act in which the Purchaser sells the Notes, including without limitation sales (i) to "qualified institutional buyers," as such term is defined in Rule 144A under the Act ("QIBs"), (ii) to institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act ("Accredited Institutions") and (iii) outside the United States, to certain persons in offshore transactions in reliance on Regulation S under the Act.

                    Holder:  As defined in Section 2(b) hereof.

                    Indemnified Holder: As defined in Section 6(a) hereof.

                    Indenture: The Indenture by and among the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture as amended, modified or supplemented from time to time in accordance with the terms thereof.

                    Interest Payment Date:  As defined in the
          Indenture and the Notes.

                    NASD:  National Association of Securities
                    Dealers, Inc.

                    Person:  An individual, partnership,
          corporation, trust, unincorporated organization or a government, agency or political subdivision thereof.

                    Preferred Shares: The Company's 51/2% Series C Convertible Preferred Stock into which the Notes are exchangeable at the option of the Holders thereof.

                    Prospectus: The prospectus included in the Registration Statement, as amended or supplemented including without limitation by any post-effective amendments thereto, and all material incorporated by reference into such prospectus.

                    Purchase Agreement: As defined in the preamble hereto.

                    Purchaser:  As defined in the preamble hereto.

                    Registrable Securities:  As defined in Section
          3(a)(i) hereto.

                    Registration Statement:  The continuous
          registration statement of the Company which is filed pursuant to Rule 415 under the Act, including the Prospectus included therein, all amendments and supplements thereto (including any post-effective amendments) and all exhibits and material incorporated by reference therein.

                    Shelf Filing Deadline:  As defined in Section 3
               hereof.

                    TIA:  The Trust Indenture Act of 1939 (15
          U.S.C. Section 77aaa-77bbbb), as amended and in effect on the date of the Indenture.

                    Transfer Restricted Securities: Each Note, each Preferred Share and each share of Common Stock (i) issuable upon conversion of the Notes or Preferred Shares and (ii) issuable to Purchaser under the Merger Agreement held by the Purchaser or, except in the case of shares of Common Stock issuable to Purchaser under the Merger Agreement, its transferee until the date on which such Note, Preferred Share or share of Common Stock, as the case may be, has been registered under the Act and disposed of in accordance with an effective Registration Statement.

                    Underwritten Registration or Underwritten
          Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

                    (a)  Transfer Restricted Securities:  The
          securities entitled to the benefits of this Agreement are the Transfer Restricted Securities and, more particularly, the Registrable Securities.

                    (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns
          Transfer Restricted Securities of record.

          SECTION 3. REGISTRATION

                    (a)  Shelf Registration.  The Company hereby
          agrees to:

                    (i) use its best efforts to file or cause to be filed the Registration Statement on or prior to the 90th day after the Closing Date (the "Shelf Filing Deadline"), which Registration Statement shall provide for resales of all Transfer Restricted Securities except (A) Transfer Restricted Securities held by transferees of any Holder who or which becomes a Holder after the Registration Statement is declared effective and (B) Transfer Restricted Securities held by the transferee of any Holder who or which holds less than $5,000,000 in principal amount of the Notes or the equivalent (on an "as exchanged" or "as converted" basis) in Preferred Shares or shares of Common Stock (such Transfer Restricted Securities being hereinafter referred to as the "Registrable Securities"), provided that the Holders thereof shall have provided the information required pursuant to Section 3(b) hereof; and

                    (ii) use all reasonable efforts to cause the
               Registration Statement to be declared effective by the Commission as promptly as practicable after the Closing Date (the "Effectiveness Target Date").

          Subject to any notice by the Company in accordance with
          Section 4(b) hereof of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, the Company shall use all reasonable efforts to keep the Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this
          Section 3(a) and to ensure that the Registration Statement conforms to the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time thereunder for a period of at least three years following the Closing Date.

                    (b)  Certificated Securities; Provision by
          Holders of Certain Information in Connection with the Registration Statement. No Holder of Registrable Securities may include any of its Transfer Restricted Securities in the Registration Statement pursuant to this Agreement unless (i) such Holder holds such Transfer Restricted Securities in the form of physical certificates and (ii) until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Registration Statement or any Prospectus or preliminary Prospectus included therein. In connection with all such requests for information from Holders of Registrable Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. Each Holder as to which the Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          SECTION 4.  REGISTRATION PROCEDURES

                    (a)  In connection with the Registration
          Statement, the Company shall comply with all the provisions of Section 4(b) below and shall use all reasonable efforts to effect such registration to permit the resale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof.

                    (b)  In connection with the Registration
          Statement and any Prospectus required by this Agreement, the Company shall:

                    (i)  subject to Section 4(b)(xv) hereof, use
               all reasonable efforts to keep the Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resales of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to the Registration Statement correcting any such misstatement or omission, and, in the case of either clause (A) or (B), except as set forth in Section 4(b)(xv) below, use all reasonable efforts to cause such amendment to be declared effective and the Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                    (ii) prepare and file with the Commission such
               amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as will terminate when all Registrable Securities covered by the Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, cause the Prospectus to be filed pursuant to Rule 424 under the Act and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Registration Statement or supplement to the Prospectus;

                    (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any other event which would require additional disclosure of material, nonpublic information by the Company in the Registration Statement as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with Commission requirements) that makes untrue any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                    (iv) furnish to each of the selling Holders, upon request, and to each of the underwriter(s), if any, before filing with the Commission, copies of the Registration Statement or any Prospectus included therein and any amendments or supplements thereto (including all documents incorporated by reference prior to the effectiveness of the Registration Statement), which documents, other than documents incorporated by reference, will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company shall not file the Registration Statement or Prospectus or any amendment or supplement to the Registration Statement or Prospectus to which a selling Holder of Registrable Securities covered by the Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof; a selling Holder or underwriter(s), if any, shall be deemed to have reasonably objected to such filing only if the Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                    (v)  if practicable, promptly prior to the
               filing of any document that is to be incorporated by reference into the Registration Statement or Prospectus subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the selling Holders, if requested, and to the underwriter(s), if any, make representatives of the Company available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                    (vi)  make available at reasonable times for
               inspection by the selling Holders, any
               underwriter(s) participating in any disposition pursuant to the Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Holder, underwriters, attorney or accountant in connection with the Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                    (vii) if requested by any selling Holders or the underwriters, if any, promptly incorporate in the Registration Statement or any Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                    (viii)  cause the Notes or Preferred Shares
               covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes, in the case of the Notes, or a majority of the Preferred Shares, in the case of the Preferred Shares, or the underwriter(s) for any Underwritten Offering of such Notes or Preferred Shares, if any;

                    (ix)  [Intentionally omitted]

                    (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of each Prospectus (including each preliminary prospectus intended for public distribution) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of each Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by any Prospectus or any amendment or supplement thereto;

                    (xi)  enter into such customary agreements
               (including an underwriting agreement), and make such customary representations and warranties, and, subject to Section 4(b)(xv) hereof, take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to the Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Purchaser or by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to the Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                         (A)  furnish to the Purchaser, each
                    selling Holder and each underwriter, if any (including any Broker-Dealer who may be deemed to be an underwriter), officers' certificates, legal opinions and comfort letters, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Registration Statement;

                         (B) set forth in full or incorporate by
                    reference in the underwriting agreement, if any, indemnification provisions and procedures substantially in the form of those set forth in
                    Section 6 hereof with respect to all parties required to be indemnified pursuant to said
                    Section 6; and

                         (C)  deliver such other documents and
                    certificates as may be reasonably requested by such parties to evidence compliance with clause
                    (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

                    (xii)  prior to any public offering of
               Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                    (xiii) cooperate with the selling Holders and
               the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Registrable Securities made by such underwriter(s);

                    (xiv) use all reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (xii) above;

                    (xv) as soon as reasonably practicable after the occurrence of any fact or event of the kind described in clause (b)(iii)(D) above, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which it was made, to make the statements therein not misleading, provided, however, that notwithstanding anything to the contrary herein, the Company shall not be required to prepare and file such a supplement or post-effective amendment or document if the fact no longer exists; and provided further however, that, in the event of a material business transaction (including without limitation pending negotiations relating to such transaction) which based upon the advice of outside counsel reasonably acceptable to the Purchaser, would require disclosure by the Company in the Registration Statement of material, nonpublic information which the Company has a bona fide business purpose for not disclosing, then for so long as such circumstances and such business purpose continue to exist (provided that such period may not exceed 120 days in any calendar year), the Company shall not be required to prepare and file a supplement or post-effective amendment hereunder;

                    (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depositary Trust Company;

                    (xvii) cooperate in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use all reasonable efforts to cause the Registration Statement to become effective and be approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Transfer Restricted Securities;

                    (xviii)  otherwise use its reasonable efforts
               to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter, as applicable, commencing after the effective date of the Registration Statement;

                    (xix)  cause the Indenture to be qualified
               under the TIA not later than the effective date of the Registration Statement, and, in connection therewith: cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                    (xx) cause all Registrable  Securities covered
               by the Registration Statement to be listed on any securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes, the Holders of a majority of shares of the Preferred Shares, or the managing underwriter(s), if any; and

                    (xxi)  provide promptly to each Holder upon
               request any document filed with the Commission pursuant to the requirements of Section 13 and
               Section 15 of the Exchange Act.

             Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 4(b)(xv) hereof, or until it is advised in writing (the "Advice) by the Company that the use of the Prospectus may be resumed, and, has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(b)(iii)(D) hereof to and including the date when each selling Holder covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by
          Section 4(b)(xv) hereof or shall have received the Advice.

             Each Holder, by acquisition of a Transfer Restricted Security, agrees that, to the extent that (A) such Holder is deemed to be an "affiliate" of the Company for purposes of the Securities Act or Accounting Series 130 and 135 of the Commission and (B) (i) the Company has entered into a business combination transaction intended to be accounted for as a pooling of interests and (ii) such accounting treatment requires affiliates of the Company to not dispose of or otherwise reduce such affiliate's risk with respect to any Common Stock of the Company during the period beginning 30 days prior to the effective date of the transaction and until after such time as results covering at least 30 days of combined operations of the combined entity have been published, such Holder shall deliver to the Company an "affiliate letter" in reasonable and customary form and reasonably satisfactory to the Company.

          SECTION 5. REGISTRATION EXPENSES

             (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether the Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses associated with compliance with federal securities and state Blue Sky or securities laws;
          (iii) all expenses of printing (including printing of any certificates evidencing the Notes and Preferred Shares and printing of Prospectuses), messenger and delivery services and telephone charges; (iv) all fees and disbursements of counsel for the Company and, as provided for in Section 5(b) below, the Holders of Registrable Securities; (v) all application and filing fees in connection with listing any securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

             The Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

             (b) In connection with the Registration Statement required by this Agreement, the Company agrees to reimburse the Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Sidley & Austin or such other counsel as may be chosen by the Holders of a majority in principal amount or a majority of the shares of the Registrable Securities for whose benefit the Registration Statement is being prepared.

          SECTION 6. INDEMNIFICATION

             (a)  The Company agrees to indemnify and hold harmless
          (i)each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section
          20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, costs and expenses ("Losses") (including, without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or any Indemnified Holder.

             (b) In case any action or proceeding (including, without limitation, any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, provided, however, that the fees and expenses of such counsel shall be at the expense of the Company if (i) the Company has failed to assume the defense and employ counsel reasonably satisfactory to the Holders or (ii) the named parties to any such action (including impleaded parties) include such Indemnified Holder and the Company and such Indemnified Holder shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company; provided further that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, which firm shall be designated by the Holders, in connection with any action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any such action or proceeding effected with its prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any Loss by reason of any settlement of any action effected with its written consent. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

             (c) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder for use in the Registration Statement or any Prospectus. In case any action or proceeding shall be brought against any of the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and each of the Company or its directors or officers of such controlling person shall have the rights and duties given to each Holder by the proceeding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the securities registered pursuant to provisions hereof giving rise to such indemnification obligation.

             (d)  If the indemnification provided for in this
          Section 6 is unavailable to a party entitled to indemnification in respect of any Losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or (ii) if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the indemnified Holder on the other in connection with the statements or omissions which resulted in the Losses as well as any relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of each indemnifying party set forth herein shall be in addition to any liability or obligation such indemnifying party may otherwise have to any indemnified party.

               The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Holders (and their related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder with respect to the Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

          SECTION 7. RULE 144A

             The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchase of such Transfer Restricted Securities from such Holder or beneficial owner, any information required to be supplied to a Holder by Rule 144A(d)(4) under the Act in order to permit offers and sales of such Transfer Restricted Securities pursuant to Rule 144A.

          SECTION 8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

             No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

          SECTION 9. SELECTION OF UNDERWRITERS

             The Holders of Registrable Securities covered by the Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount or a majority of the shares of the Registrable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

          SECTION 10. MISCELLANEOUS

              (a) Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

              (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount or a majority of the shares of Transfer Restricted Securities.

              (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or courier guaranteeing overnight deliver;

                    (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;
               and

                    (ii)  if to the Company:

                              SoftKey International Inc.
                              One Athenaeum Street
                              Cambridge, Massachusetts 02142
                              Attention:  General Counsel

                         with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              One Beacon Street, 31st Floor
                              Boston, Massachusetts 02108
                              Attention:  Louis A. Goodman

                    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

                    Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                    (e)  Successors and Assigns.  This Agreement
          shall, to the extent provided for herein, inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

                    (f)  Counterparts.  This Agreement may be
          executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                    (h)  Governing Law.  THIS AGREEMENT SHALL BE
          GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                    (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

                    (j)  Entire Agreement.  This Agreement,
          together with the other Transaction Documents (as defined in the Purchase Agreement) and the Merger Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       SOFTKEY INTERNATIONAL INC.

                                       By:_______________________
                                               Name:
                                          Title:

                                       TRIBUNE COMPANY

                                       By:_______________________
                                          Name:
                                          Title: